Exhibit 99.1

2020 Calamos Court Naperville, IL 60563-2787 www.calamos.com News Release
FOR IMMEDIATE RELEASE
Contact:
Cris Wasiak
Chief Financial Officer
630-577-9688
IR@calamos.com
Calamos Asset Management, Inc. Reports First Quarter 2010 Results and Declares Dividend
NAPERVILLE, Ill., May 4, 2010 – Calamos Asset Management, Inc. (NASDAQ: CLMS) today reported first quarter 2010 results, including revenues of $81.1 million and operating income of $30.5 million. Income before income taxes was $37.4 million for the current quarter. As a result of our ownership structure approximately 22% of pre-tax income is attributable to our common shareholders which results in net income of $4.8 million and diluted earnings per share of $0.24. At March 31, 2010, assets under management totaled $33.0 billion.
     Additionally, we declared a regular quarterly dividend of 7.5 cents per share payable on May 26, 2010 to shareholders of record on May 17, 2010.
Management Commentary
     “Our company produced solid financial results from both our core operations and our investment portfolio during the first quarter of 2010. These returns, coupled with our continued financial strength and significant liquidity, position us well for future success,” said John P. Calamos, Sr., chairman, chief executive and co-chief investment officer.
     “While last year’s massive fiscal and economic stimulus appears to have restored investor confidence and stabilized the global economy, investors have been slow to return to the domestic equity markets. Despite these headwinds, our global defensive equity and alternative strategies continued to see increasing demand and helped sustain our asset growth throughout the first quarter.”
     “Given the continued investor demand for emerging market and international equity strategies, we are optimistic that we will benefit from this trend as our international and global strategies continue to perform well over the short and long term. Our International Growth Fund, which recently reached its five-year performance milestone in March 2010, has ranked in the first 7% or better over the one-, three- and five-year periods in total return in its Morningstar category,1” continued Calamos.
     “The investment performance for our products has remained strong through March 31, 2010. In the short term, over the one-, three- and five-year periods, the percentage of Calamos open-end mutual funds that ranked in the upper half of their Lipper categories on a total return basis was 69%, 73% and 67%, respectively. Over the longer-term, five of six Calamos funds rank in the upper quartile of their Lipper categories over their 10-year history, and all four with a

[1]	All references to Morningstar ratings and rankings are based on total return for each respective Fund’s Class A shares at NAV for the period ending 3.31.2010. Complete Morningstar rankings for the Calamos Family of Funds are listed in the Appendix.

15-year history are in the upper third of their categories, including three in their respective top decile.2”
     “During the first quarter we completed the planned build-out of our institutional distribution capabilities. We are pleased with our progress and are already seeing the results of this strategy. Institutional flows remained positive during the first quarter of 2010 and our team generated nearly $250 million in net new business. While institutional flows are difficult to predict, we continue to be encouraged by the level of interest and activity, including the number of finals presentations that we have participated in and the number of accounts awarded to us but not yet funded.”
Assets Under Management
     Assets under management as of March 31, 2010 were $33.0 billion, representing an increase of $249 million, or 1 percent, from the previous quarter end. The increase consisted of $796 million in market appreciation and net redemptions of $547 million. Average assets under management were $32.3 billion during the first quarter of 2010, compared to $23.1 billion for the same period one year ago.
     Net redemptions during the quarter were primarily attributable to net outflows from our managed accounts, which were partially offset by approximately $250 million of net inflows into our institutional separate accounts. The net outflows for the quarter were the result of our decision to increase the account minimums for our convertible-based strategies on separately-managed account (SMA) platforms. In our view, trading and market dynamics in the convertible securities markets have changed in a way that limits our ability to effectively manage lower-dollar convertible managed accounts in a manner consistent with our investment philosophy and process. As a result, we took action to raise the account minimums for these accounts and, where appropriate, to seek to transfer affected accounts to our mutual funds with similar investment objectives.
Investment Performance
     Mutual Funds
     Relative investment performance for our mutual funds remained strong with 69%, 73% and 67% of the Calamos open-end mutual funds in the upper half of their Lipper categories on a one-, three- and five-year total return basis, respectively, as of March 31, 2010. In long-term performance, 83% and 100% of the Calamos open-end mutual funds performed in the upper half of their Lipper categories on a ten- and fifteen-year total return basis, respectively, as of March 31, 2010.
     Domestic and global equity funds posted strong one-year performance as all but one fund ranked in the upper third of its respective Lipper category. On a three-year basis, 71% of our mutual funds ranked in the upper half. And on a five-year basis, 67% of our funds ranked in the upper half. Our Convertible Fund continues to be among the best performers on a three-

[2]	All references to Lipper ratings and rankings are based on total return for respective Fund’s Class A shares at NAV for the period ending 3.31.2010. Complete Lipper rankings for the Calamos Family of Funds are listed in the Appendix.

and five-year basis. On the alternative side, our Market Neutral Income Fund has posted upper quartile performance on a one- and three-year basis and in the upper 36% on a five-year basis.
     Institutional Strategies
     Relative investment performance for our institutional strategies as reported within the eVestment Alliance[3] database compared favorably with 64%, 73%, 50% and 80% of our institutional strategies performing in the upper half of their eVestment Alliance categories on a one-, three-, five- and ten-year total return basis, respectively, as of March 31, 2010.
     Leading the way were our global growth strategies where our International Growth strategy ranked in the upper 5% over the one-, three-, and five-year periods while Global Growth ranked in the upper 15% over the one- and three-year periods. Our U.S. and Global Opportunities strategies also ranked in the upper half of their peers over a three- and five-year basis. Our Growth strategy continues to perform strongly over the short term and ranked in the upper one-third over the past year but registers a three-year rank in the 52 percentile. Of the Convertible strategies, our Global Convertible strategy ranked in upper 17% on a five-year basis and in the top 38% on a three-year basis.
Financial Results
     First quarter revenues were $81.1 million, a 36 percent increase from the $59.6 million in the first quarter of 2009 driven mostly by a 40 percent increase in average assets under management.
     For the three months ended March 31, operating expenses were $50.6 million, an increase of $4.2 million compared to the same period of 2009. Compensation expense increased by $2.0 million, or 11%, from the same quarter a year ago mostly due to increases in performance-based incentive compensation. The rise in average mutual fund assets under management drove the increase in distribution expenses by $4.3 million during the current quarter when compared to the same quarter a year ago. These increases were partially offset by a $2.1 million, or 45%, reduction of amortization of deferred sales commissions that resulted from the change in estimated remaining life of the respective class B share mutual fund assets.
     Operating income was $30.5 million for the first quarter of 2010 positively comparing to $13.2 million for the first quarter of 2009. Operating margin was 37.6 percent for the current quarter, up from 22.1 percent in the year-earlier period. The significant improvement in operating performance from the first quarter 2009 is a result of revenue growth generated from the increase in assets under management coupled with our continued effective management of expenses. Diluted earnings per share for the first quarter of 2010 were $0.24 versus $0.17 for the same period a year ago.

[3]	eVestment Alliance rankings are based on total return for the period ending 3.31.2010, and do not take into account any investment advisory and/or management fees that may be associated with these strategies. eVestment Alliance is an independent 3rd party database that contains performance information for select investment advisors. Information contained in this database is supplied, on a voluntary basis, by investment advisors who choose to be included in the database. Please see the Appendix for complete ranking information for the investment strategies listed herein.

Non-Operating Results and Other Items
     Non-operating income, net of non-controlling interest in partnerships, was $6.9 million during the first quarter of 2010 as presented in Table A compared to $12.3 million in the prior-year period.
     Our financial condition remains strong with a high degree of liquidity. Our investment portfolio was approximately $391.4 million, and provides a significant source of liquidity as it consists primarily of diversified investments in our funds and cash equivalents. We seek to manage our investment portfolio conservatively and utilize exchange-traded equity option contracts as an economic hedge to reduce the downside risk and price volatility of the total portfolio value.
     For the three months ended March 31, 2010, the net gain on our investment portfolio as presented in Table B was $5.3 million, a return of 2.0% for the current quarter, compared to $11.7 million, a return of 5.6% for the first quarter of 2009. However, due to differing financial accounting treatments, not all changes in the portfolio’s value are reported in current earnings. Instead, all gains and losses from certain investment securities and derivatives held in the portfolio are reported in the Consolidated Condensed Statements of Operations, while unrealized gains and losses on securities designated as “available-for-sale” are captured as a component of equity until realized. Therefore, in the current quarter investment income of $8.6 million (as presented in both Table A and Table B) increased earnings, while the component of our portfolio that directly impacts equity generated net unrealized losses of $3.3 million. It should also be noted that a portion of investment income includes the results from our initiation of a long-term trading strategy that seeks to harvest capital gains to realize certain deferred tax assets.
Market Capitalization
     Our fully consolidated market capitalization is estimated to be $1.3 billion as of March 31, 2010. This estimate assumes that the closing stock price of our shares of $14.34 did not recognize any value associated with Calamos Asset Management, Inc.’s wholly-owned assets. Please refer to Item 5 of our 2009 annual report filed on Form 10-K for a comprehensive discussion of the details and assumptions used in estimating our market capitalization.
Investor Conference Call
     Management will hold an investor conference call at 4 p.m. Central time on Tuesday, May 4. To access the live call and view management’s presentation, visit the Investor Relations section of our website at http://investors.calamos.com. Alternatively, participants may listen to the live call by dialing 888.529.1786 (706.634.9500 outside the U.S.), then entering conference ID number 68470425. A replay of the call will be available until the end of the day on May 14 by dialing 800.642.1687 (706.645.9291 outside the U.S.), then entering conference ID number 68470425. A webcast also will be available on the Investor Relations section of our website at http://investors.calamos.com for 90 days following the date of the call.
     Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, convertible, defensive equity, fixed income and alternative investment strategies, among others. We serve institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
     From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Operations
(in thousands, except share data)

	Three Months Ended March 31,
	2010	2009

Revenues:
Investment management fees	$58,570	$42,001
Distribution and underwriting fees	21,835	17,028
Other	725	540

Total revenues	81,130	59,569
Expenses:
Employee compensation and benefits	20,132	18,091
Distribution expenses	16,790	12,478
Amortization of deferred sales commissions	2,566	4,654
Marketing and sales promotion	2,732	2,522
General and administrative	8,392	8,634

Total operating expenses	50,612	46,379

Operating income	30,518	13,190
Non-operating income	6,909	12,285

Income before income tax provision	37,427	25,475
Income tax provision	3,222	2,417

Net income	34,205	23,058
Net income attributable to non-controlling interest in Calamos Holdings LLC	(29,387)	(19,675)
Net income attributable to non-controlling interest in partnership investments	(7)	(31)

Net income attributable to Calamos Asset Management, Inc.	$4,811	$3,352

Earnings per share
Basic	$0.24	$0.17

Diluted	$0.24	$0.17

Weighted average shares outstanding
Basic	19,820,744	19,606,936

Diluted	20,122,940	19,751,288

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended March 31,		Change
	2010	2009	Amount	Percent

Mutual Funds
Beginning assets under management	$24,480	$17,498	$6,982	40%
Net redemptions	(32)	(190)	158	83
Market appreciation (depreciation)	592	(219)	811	NM

Ending assets under management	25,040	17,089	7,951	47

Average assets under management	24,347	16,810	7,537	45

Separate Accounts
Beginning assets under management	8,234	6,542	1,692	26
Net redemptions	(515)	(241)	(274)	(114)
Market appreciation	204	79	125	158

Ending assets under management	7,923	6,380	1,543	24

Average assets under management	8,001	6,295	1,706	27

Total Assets Under Management
Beginning assets under management	32,714	24,040	8,674	36
Net redemptions	(547)	(431)	(116)	(27)
Market appreciation (depreciation)	796	(140)	936	NM

Ending assets under management	32,963	23,469	9,494	40

Average assets under management	$32,348	$23,105	$9,243	40%

	At March 31,		Change
	2010	2009	Amount	Percent

Mutual Funds
Open-end funds	$19,959	$13,330	$6,629	50%
Closed-end funds	5,081	3,759	1,322	35

Total mutual funds	25,040	17,089	7,951	47

Separate Accounts
Institutional accounts	5,047	3,573	1,474	41
Managed accounts	2,876	2,807	69	2

Total separate accounts	7,923	6,380	1,543	24

Ending assets under management	$32,963	$23,469	$9,494	40%

	At March 31,		Change
	2010	2009	Amount	Percent

Assets by Strategy
Equity	$11,940	$8,593	$3,347	39%
Convertible	7,275	4,795	2,480	52
Defensive Equity	6,181	4,554	1,627	36
Enhanced Fixed Income	2,793	2,086	707	34
Total Return	2,288	1,672	616	37
Alternative	1,952	1,147	805	70
High Yield	328	230	98	43
Fixed Income	206	392	(186)	(47)

Ending assets under management	$32,963	$23,469	$9,494	40%

Table A
Calamos Asset Management, Inc.
Non-Operating Income, Net of Non-controlling Interest in Partnership Investments
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Interest income	$106	$164
Interest expense	(1,950)	(1,950)

Net interest expense	(1,844)	(1,786)

Investment income	8,602	13,880
Miscellaneous other income	151	191

Investment and other income	8,753	14,071

Non-operating income	6,909	12,285

Net income attributable to non-controlling interest in partnership investments	(7)	(31)

Non-operating income, net of non-controlling interest in partnership investments	$6,902	$12,254

Table B
Calamos Holdings LLC
Summary of Investment Portfolio Returns
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Returns reflected in earnings:
Investment income	$8,602	$13,880
Net income attributable to non-controlling interest in partnership investments	(7)	(31)

Returns reflected in equity:
Net unrealized loss reported in accumulated other comprehensive income	(3,330)	(2,111)

Total investment portfolio returns	$5,265	$11,738

Average investment securities owned	$259,261	$209,127

Total portfolio return	2.0%	5.6%

APPENDIX
eVestment Alliance
Institutional Strategy Rankings

			# of		# of		# of
Calamos Institutional	eVestment Alliance	1 Yr %	Funds	3 Yr %	Funds	5 Yr %	Funds
Strategies	Category	Rank	1 Yr	Rank	3 Yr	Rank	5 Yr

Growth	US Mid Cap Growth Equity	27%	151	52%	145	81%	130
Large Cap Growth	US Large Cap Growth Equity	23%	385	48%	373	47%	343
Mid Cap Growth	US Mid Cap Growth Equity	14%	151	38%	145	80%	130
US Opportunities	US All Cap Growth Equity	84%	90	16%	88	36%	75
Value	US All Cap Value Equity	44%	123	35%	117	54%	105
Global Growth	Global All Cap Growth Equity	7%	45	11%	36	—	—
Global Opportunities	Global All Cap Growth Equity	91%	45	22%	36	23%	27
International Growth	EAFE All Cap Growth	4%	50	3%	44	5%	39
Convertible	US Convertibles	79%	30	69%	30	73%	30
Global Convertibles	US Convertibles	75%	30	38%	30	17%	30
High Yield	US High Yield Fixed Income	50%	135	64%	130	52%	128
Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive performance. Absolute performance for some strategies was negative.
Source: eVestment Alliance — rankings are based on total return for the period ending March 31,2010, and do not take into account any investment advisory and/or management fees that may be associated with these strategies. eVestment Alliance is an independent third party database that contains performance information for select investment advisors. Information contained in this database is supplied, on a voluntary basis, by investment advisors who choose to be included in the database and is reliant on the individual advisors to be timely and accurate.

Lipper Rankings

		1 Yr %	Absolute	3 Yr %	Absolute	5 Yr %	Absolute
Calamos Fund	Lipper Category	Rank	Rank 1Yr	Rank	Rank 3Yr	Rank	Rank 5Yr

Calamos Growth	MultiCap Growth	23	103 of 450	46	176 of 379	65	195 of 302
Calamos Growth & Income	Flexible Portfolio	30	44 of 148	26	29 of 113	24	18 of 75
Calamos Convertible	Convertible	86	57 of 66	14	7 of 51	22	11 of 49
Calamos High Yield	High Current Yield	71	325 of 460	62	246 of 399	57	197 of 343
Calamos Global Growth & Income	Global Flexible Portfolio	34	53 of 158	56	43 of 77	50	24 of 48
Calamos Market Neutral Income	Equity Market Neutral	22	13 of 59	24	10 of 42	36	8 of 22
Calamos Global Equity	Global MultiCap Growth	19	16 of 83	26	12 of 47	—	—
Calamos Blue Chip	Large Cap Growth	25	208 of 836	57	416 of 730	57	346 of 603
Calamos International Growth	Intl MultiCap Gr	13	16 of 127	11	10 of 91	10	6 of 58
Calamos Multi-Fund Blend	Mixed Asset Trg Alloc Gr	9	52 of 567	47	235 of 501	—	—
Calamos Evolving World Growth	Emerging Markets	97	367 of 378	—	—	—	—
Calamos Total Return Bond	Interm Inv Grd Debt	86	475 of 554	—	—	—	—
Calamos Value	Large Cap Core	11	107 of 933	27	214 of 802	39	263 of 669

			Absolute		Absolute
		10 Yr %	Rank	15 Yr %	Rank
Calamos Fund	Lipper Category	Rank	10Yr	Rank	15Yr

Calamos Growth	MultiCap Growth	6	10 of 179	1	1 of 67
Calamos Growth & Income	Flexible Portfolio	23	10 of 43	8	2 of 25
Calamos Convertible	Convertible	8	3 of 40	9	2 of 22
Calamos High Yield	High Current Yield	9	20 of 222	—	—
Calamos Global Growth & Income	Global Flexible Portfolio	68	19 of 28	—	—
Calamos Market Neutral Income	Equity Market Neutral	18	2 of 11	33	1 of 3
Calamos Global Equity	Global MultiCap Growth	—	—	—	—
Calamos Blue Chip	Large Cap Growth	—	—	—	—
Calamos International Growth	Intl MultiCap Gr	—	—	—	—
Calamos Multi-Fund Blend	Mixed Asset Trg Alloc Gr	—	—	—	—
Calamos Evolving World Growth	Emerging Markets	—	—	—	—
Calamos Total Return Bond	Interm Inv Grd Debt	—	—	—	—
Calamos Value	Large Cap Core	—	—	—	—
Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund rankings are for Class A Shares for the period ending March 31, 2010, and will differ for other shares classes.
Source: Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Morningstar Rankings

			Absolute	# of		Absolute	# of		Absolute	# of
		1 Yr %	Rank 1	Funds	3 Yr %	Rank 3	Funds	5 Yr %	Rank 5	Funds
Calamos Fund	Morningstar Category	Rank	Yr	1 Yr	Rank	Yr	3 Yr	Rank	Yr	5 Yr

Calamos Growth	Large Growth	8	137	1,775	49	759	1,547	58	747	1,276
Calamos Growth & Income	Large Growth	86	1,535	1,775	10	154	1,547	18	220	1,276
Calamos Convertible	Convertibles	85	66	78	12	8	61	22	13	57
Calamos High Yield	High Yield Bond	70	387	549	62	301	487	58	243	415
Calamos Global Growth & Income	World Stock	93	727	774	12	68	565	8	35	456
Calamos Market Neutral Income	Long-Short	36	76	213	26	33	125	43	30	69
Calamos Global Equity	World Stock	15	111	774	8	42	565	—	—	456
Calamos Blue Chip	Large Growth	38	672	1,775	52	804	1,547	59	753	1,276
Calamos International Growth	Foreign Large Growth	7	18	273	5	11	215	4	7	158
Calamos Multi-Fund Blend	Large Growth	33	587	1,775	43	671	1,547	—	—	1,276
Calamos Evolving World Growth	World Allocation	2	6	252	—	—	150	—	—	94
Calamos Total Return Bond	Intermediate-Term Bond	83	944	1,137	—	—	991	—	—	866
Calamos Value	Large Blend	18	350	2,025	21	363	1,785	39	540	1,402

		10 Yr %	Absolute	# of Funds	15 Yr %	Absolute	# of Funds
Calamos Fund	Morningstar Category	Rank	Rank 10 Yr	10 Yr	Rank	Rank 15 Yr	15 Yr

Calamos Growth	Large Growth	4	28	718	1	1	281
Calamos Growth & Income	Large Growth	1	5	718	1	3	281
Calamos Convertible	Convertibles	8	4	41	4	2	27
Calamos High Yield	High Yield Bond	7	20	273	—	—	107
Calamos Global Growth & Income	World Stock	16	41	255	—	—	109
Calamos Market Neutral Income	Long-Short	16	4	20	15	2	8
Calamos Global Equity	World Stock	—	—	255	—	—	109
Calamos Blue Chip	Large Growth	—	—	718	—	—	281
Calamos International Growth	Foreign Large Growth	—	—	81	—	—	33
Calamos Multi-Fund Blend	Large Growth	—	—	718	—	—	281
Calamos Evolving World Growth	World Allocation	—	—	49	—	—	20
Calamos Total Return Bond	Intermediate-Term Bond	—	—	501	—	—	264
Calamos Value	Large Blend	—	—	731	—	—	292
Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund rankings are for Class A Shares for the period ending March 31, 2010, and will differ for other shares classes.
© 2009 Morningstar, Inc. All Rights Reserved.
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